UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 7, 2008
(Date of earliest event reported)

Motorola, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-7221 (Commission File Number)	36-1115800 (IRS Employer Identification No.)

1303 East Algonquin Road
Schaumburg, Illinois		60196
(Address of principal executive offices)		(Zip Code)
(847) 576-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Stuart C. Reed Separation Agreement
     On March 7, 2008, Motorola, Inc. (the “Company”) and Stuart C. Reed entered into an agreement (referred to herein as the “Agreement”) with respect to Mr. Reed’s separation from the Company. Mr. Reed stepped down from his position as the Company’s President, Mobile Devices on February 1, 2008 but will remain an Executive Vice President of the Company until April 4, 2008. His departure was announced in a press release issued on March 7, 2008, which is attached hereto as Exhibit 99.1. Set forth below is a summary of the material terms of the Agreement.
     Mr. Reed will separate from the Company on December 31, 2008 (the “Separation Date”). He will receive his regular base salary in regular payroll installments from April 5, 2008 through the Separation Date, the total gross amount of which is $445,479. Mr. Reed remains eligible to receive a pro rata payment for calendar year 2008 under the Company’s cash-based pay-for-performance annual incentive plan, which payment will be equal to three-twelfths of the value of his annual incentive plan award based on employment and Company performance for the full 2008 performance period. He will forfeit any other incentive awards for performance periods ending after December 31, 2007. In addition, equity previously granted to Mr. Reed will continue to vest through the Separation Date in accordance with the original terms of the grants after which all unvested equity awards will be forfeited.
     Pursuant to the Agreement, after the Separation Date, the Company will pay Mr. Reed a $1,504,521 lump sum within 30 days following Mr. Reed’s agreement to a supplemental release of the Company from all legal claims arising out of his employment with or his separation from the Company, other than those claims that cannot be waived by law. The Agreement also requires Mr. Reed to cooperate in all investigations, litigation or other actions regarding matters of which he has knowledge, and to continue to comply with the non-disclosure, non-competition and non-solicitation provisions contained in his prior equity award agreements with the Company.
Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.
99.1	Press release, dated March 7, 2008, announcing departure of Stuart C. Reed, formerly the President of the Mobile Devices business of Motorola, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MOTOROLA, INC.
By:	Greg A. Lee
Greg A. Lee
Senior Vice President, Human Resources

Dated: March 11, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release, dated March 7 2008, announcing the departure of Stuart C. Reed, formerly the President of the Mobile Devices business of Motorola, Inc.